Exhibit 99.1

Dear Shareholders,

In 2021, SES became the first company to enter automotive A-sample for Li-Metal batteries, and we did so with three OEMs -- GM, Honda and Hyundai. Earlier this year, we laid out the goal to transition to B-sample, and I’m happy to report that we are making really exciting progress. We continue to push forward with high energy densities at a wide range of temperature and power requirements enabled by our unique Li-Metal battery technology and Avatar system. Although we have a way to go before full commercialization, we are getting closer to making the leap from Automotive A-sample to being the first supplier of Li-Metal batteries in the Automotive B-sample stage. Furthermore, while we are doubling down on our progress with our Automotive customers, we see another unique opportunity in Urban Air Mobility (UAM).

In the EV market, we have had to solve two major hurdles to position us to transition to automotive B-sample.

The first is manufacturability. We are not talking about small cell lab scale manufacturing, we are talking about 100Ah cells in pilot scale manufacturing facilities for real automotive A and B-sample qualification. This year, we expect to transition from producing about 1,000 100Ah Li-Metal cells total in 2022, to about 1,000 100 Ah Li-Metal cells per month per line by the end of 2023. Importantly, our cells are high quality and will continue to be tested both in-house and by our OEM customers.

Now that we are more than halfway into 2023, we have lines in both Shanghai and South Korea making about 500 large 100Ah Li-Metal cells per month with one shift. By adding a second shift, we are confident in our ability to achieve over 1,000 cells per month per line. In addition to building the cells, we are adding testing bunkers. We built one testing bunker earlier this year, we expect to finish our second testing bunker before September and we plan to add a few more bunkers in our facility so we can test as many cells as we can build. Providing a safe place to test a large quantity of our Li-Metal cells is critical. This will allow us to accelerate our development process and test our cells under a massive universe of conditions so they are better prepared for real world usage. These large 100Ah Li-Metal cells have been either tested directly by our customers or tested in-house and their data shared with our customers.

Bunkers where we safely test thousands of 100Ah Li-Metal battery cells

Our second hurdle was B-sample line preparation. We announced Line 4 earlier this year, which will be dedicated to B-sample EV cells for one of our customers. We have completed the equipment process design and evaluation with our customer and have commenced a bidding process with a few vendors. We expect this line to be ready in Q1 of 2024. Line

Letter to Our Shareholders | August 8, 2023

4 will have more than 1,400 quality check points compared to only 300 quality check points in the first 3 A-sample lines, and will be fully compatible with our Avatar system. We don’t need to wait for Line 4 to be complete to start the actual B-sample phase, since we expect that our current A-sample lines will soon be capable of producing nearly 1,000 Li-Metal cells per month per line. We will use the A-sample lines in the early stages of B-sample, and will move to Line 4 for the later part of B-sample after it is fully operational.

Our world leading energy density and power, enabled by our Li-Metal battery technology, makes, in our view, SES batteries a great fit not just for automotive applications but also for Urban Air Mobility and drones. As such, in addition to Line 4, we are also preparing to build a new Line 5, which will be dedicated to B-samples for Urban Air Mobility (UAM), cells for another one of our OEM customers. We will leverage the equipment and process design from Line 4 and customize for UAM cells. Both Line 4 and Line 5 will have our latest quality control system with more than 1,400 quality check points, and be fully compatible with Avatar allowing full traceability of our cells. We are super excited about both Line 4 and Line 5. Line 4 will be our first B-sample line for EV. Line 5 will supply cells for UAM and other drone applications that need light weight and high-capacity Li-Metal cells. In terms of performance, Li-Metal is a perfect fit for UAM and drone applications because of its light weight and high discharge power density.

To review, we now have 3 A-sample lines operational, we expect to increase throughput from 1,000 100Ah Li-Metal cells per year last year, to nearly 1,000 large 100Ah Li-Metal cells per month per line by end of this year. And we are preparing 2 B-sample lines, one dedicated for EVs with one OEM customer, Line 4, and another dedicated for UAMs with another OEM customer, Line 5. Both Line 4 and 5 are expected to start producing at least 1,000 high quality large 100Ah Li-

Metal cells per month per line once operational, both fully compatible with Avatar and with full quality traceability. We expect to have all 5 lines, each producing at least 1,000 high quality 100Ah Li-Metal cells per month per line. We believe that this will accelerate our B-sample development and qualification with our existing three OEM customers, and open up additional sampling capacity for a new pipeline of OEMs in both EVs and UAMs at the B-sample stage.

In addition to preparation for B-samples, we are investing heavily in fundamental R&D to accelerate our material discovery. For a novel battery technology like Li-Metal, it fundamentally comes down to materials, especially our core competence which is the electrolyte. I’m proud to announce that we will be building a new Electrolyte Foundry near our headquarters in Boston, which will focus on novel electrolyte molecule discovery and synthetic pathway development. We believe this novel material discovery platform will allow us to continue to improve our key performance and safety metrics by accelerating design-to-data timeframe for new electrolyte solvent and salt molecules and formulations. We are aggressively hiring top electrolyte scientists, chemists and AI/Machine Learning scientists to develop totally new molecules and synthesis techniques. Not only we are discovering new materials and techniques, but we are also discovering new techniques to discover new techniques.

With all these exciting developments, we need more talent. We recently added an SVP of Quality, Mr. Kojima Atsushi, who has more than 30 years in quality management from Sanyo/Panasonic and GS Yuasa in NiCd and Li-ion batteries. He is managing our group level engineering and manufacturing quality to ensure our 5 large cell lines (3 A-sample and 2 B-sample) incorporate the most rigorous quality system and are compatible with Avatar. Since Li-Metal is new and this is the first time anyone has taken Li-Metal to A and B-samples, we intentionally use more

Letter to Our Shareholders | August 8, 2023

rigorous quality management than even the most rigorous Li-ion lines. Under our new SVP of Quality, our yield actually decreased initially because the standards we are employing are much more stringent and thus we are discovering issues at a much deeper level, and that’s a good thing. We want to systematically build a solid quality foundation especially in B-sample, it’s extremely important for our future.

In summary, earlier this year, we established a milestone to transition to B-sample. Not only are we confident that we will achieve that, but we also expect to go beyond. We are expanding into UAM and drone applications, which in addition to EVs are ideal markets for our unique high energy and power density Li-Metal battery. Not only do UAM and drones represent early commercialization opportunities for us, but we also believe that Li-Metal could enable UAM the same way that Li-ion enabled portable electronics back in the 1990s. We are also expanding into novel techniques for material and process discovery using AI/Machine Learning.

We are at an exciting intersection between sustainability, electric transportation and AI/Machine Learning. We seek the world’s best material scientists, chemists, cell engineers, and AI/Machine Learning scientists to join us. What started out as simply developing a novel battery, has become much more, including enabling urban air mobility and building a super intelligence system in both battery manufacturing and material discovery.

2Q23 Financial Highlights and Outlook

In the second quarter, we reported operating expenses of $19.3 million, reflecting research and development expenses of $6.4 million and general and administrative expenses of $12.9 million. On a fully-diluted basis, net loss attributable to common stockholders was a loss of $0.04 per share.

Year-to-date, cash used in operations was $30.9 million. CapEx so far this year has been $7.8 million primarily reflecting payments for equipment and facilities. Capital expenditures are expected to accelerate in the second-half of the year as we finish the vendor selection process for Line 4 and Line 5 and formalize purchase orders.

Our balance sheet remains very strong. We ended the second quarter with cash, cash equivalents, and marketable securities of $357 million. We continue to believe our liquidity is sufficient to get us to commercialization.

Our financial guidance for 2023 is currently unchanged. We are guiding for an expected cash usage from operations in the range of $80 - $100 million and for capital expenditures in the range of $50 – $70 million. In total, we expect cash usage for the year in the range of $130 - $170 million, although we are currently trending toward the lower end of this range.

Half-way through 2023 we have made a lot of progress. We are preparing for the transition to B-samples and will be making investments in more advanced equipment for Line 4. In addition, we anticipate expanding into the UAM market with Line 5 providing another exciting growth opportunity for the company.

Qichao Hu	Jing Nealis
Founder, CEO and Chairman	Chief Financial Officer

Letter to Our Shareholders | August 8, 2023

Forward-Looking Statements

This letter contains statements that SES believes are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements relating to expectations for future financial performance, business strategies or expectations for our business. These statements are based on the beliefs and assumptions of the management of SES. Although SES believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, it cannot provide assurance that it will achieve or realize these plans, intentions or expectations. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this press release, words such as “anticipate”, “believe”, “can”, “continue”, “could”, “estimate”, “expect”, “forecast”, “intend”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “seek”, “should”, “strive”, “target”, “will”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

You should not place undue reliance on these forward-looking statements. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of SES’s assumptions prove incorrect, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to the following risks: risks related to the development and commercialization of SES’s battery technology and the timing and achievement of expected business milestones; risks relating to the uncertainty of achieving and maintaining profitability; risks relating to the uncertainty of meeting future capital requirements; the ability of SES to integrate its products into electric vehicles (“EVs”) and Urban Air Mobility (“UAM”) and other applications; the risk that delays in the pre-manufacturing development of SES’s battery cells could adversely affect SES’s business and prospects; potential supply chain difficulties; the ability of SES to engage target original equipment manufacturers (“OEMs”) customers successfully and integrate SES’s products into EVs manufactured by OEM customers; the ability to obtain raw materials, components or equipment through new or existing supply relationships; risks resulting from SES’s joint development agreements and other strategic alliances and investments; product liability and other potential litigation, regulation and legal compliance; SES’s ability to attract, train and retain highly skilled employees and key personnel; the uncertainty in global economic conditions and risks relating to health epidemics, including the COVID-19 pandemic and any operational interruptions; developments in alternative technology or other fossil fuel alternatives; risks related to SES’s intellectual property; business, regulatory, political, operational, financial and economic risks related to SES’s business operations outside the United States; SES has identified a material weakness in its internal control over financial reporting and may identify material weaknesses in the future or otherwise fail to develop or maintain an effective system of internal controls; the volatility of SES’s common stock and value of SES’s public warrants; and the other risks described in “Part I, Item 1A. Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2022 filed with the Securities and Exchange Commission (“SEC”) on March 16, 2023 and other documents filed from time to time with the SEC. There may be additional risks that SES presently knows and/or believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect SES’s expectations, plans or forecasts of future events and views only as of the date of this press release. SES anticipates that subsequent events and developments will cause its assessments to change. However, while SES may elect to update these forward-looking statements at some point in the future, SES specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing SES’s assessments as of any date subsequent to the date of this letter.

Letter to Our Shareholders | August 8, 2023

SES AI Corporation

Condensed Consolidated Balance Sheet(1)

(Unaudited)

(in thousands, except share and per share amounts)	June 30, 2023	December 31, 2022
Assets
Current Assets
Cash and cash equivalents	$51,474	$106,623
Short-term investments	305,142	283,460
Receivable from related party	2,430	2,383
Other receivables	3,570	—
Inventories	303	383
Prepaid expenses and other current assets	6,794	3,792
Total current assets	369,713	396,641
Property and equipment, net	32,051	27,756
Intangible assets, net	1,409	1,473
Right-of-use assets, net	11,916	11,363
Other assets	2,894	3,206
Total assets	$417,983	$440,439
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$5,069	$6,187
Operating lease liabilities, current	2,099	1,899
Accrued expenses and other current liabilities	9,437	11,271
Total current liabilities	16,605	19,357
Sponsor Earn-Out Liability	7,466	10,961
Operating lease liabilities, non-current	10,467	10,165
Unearned government grant	6,354	6,657
Other liabilities	2,536	1,760
Total liabilities	43,428	48,900
Commitments and contingencies
Stockholders’ Equity
Common stock: Class A shares, $0.0001 par value, 2,100,000,000 shares authorized; 307,330,685 and 305,833,589 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively; Class B shares, $0.0001 par value, 200,000,000 shares authorized; 43,881,251 shares issued and outstanding as of June 30, 2023 and December 31, 2022	35	35
Additional paid-in capital	551,905	538,041
Accumulated deficit	(174,460)	(145,286)
Accumulated other comprehensive loss	(2,925)	(1,251)
Total stockholders' equity	374,555	391,539
Total liabilities stockholders' equity	$417,983	$440,439

Letter to Our Shareholders | August 8, 2023

SES AI Corporation

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)(1)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except share and per share amounts)	2023	2022	2023	2022
Operating expenses:
Research and development	$6,347	$7,192	$14,836	$11,259
General and administrative	12,924	11,867	26,047	26,997
Total operating expenses	19,271	19,059	40,883	38,256
Loss from operations	(19,271)	(19,059)	(40,883)	(38,256)
Other income (expense):
Interest income, net	4,129	465	8,269	488
Gain on change in fair value of Sponsor Earn-Out Liability, net	2,926	28,958	3,495	21,270
Other income (expense), net	(405)	(1,171)	415	(1,331)
Total other income (expense), net	6,650	28,252	12,179	20,427
(Loss) income before income taxes	(12,621)	9,193	(28,704)	(17,829)
Provision for income taxes	(327)	(178)	(470)	(189)
Net (loss) income	(12,948)	9,015	(29,174)	(18,018)
Other comprehensive (loss) income:
Unrealized loss on investments	(721)	—	(254)	—
Foreign currency translation adjustment	(1,492)	(1,377)	(1,420)	(1,268)
Total comprehensive (loss) income	$(15,161)	$7,638	$(30,848)	$(19,286)

Net (loss) gain per share attributable to common stockholders:
Basic and diluted	$(0.04)	$0.03	$(0.09)	$(0.07)

Weighted-average common shares outstanding:
Basic and diluted	314,578,498	310,255,853	314,003,663	264,969,675

Letter to Our Shareholders | August 8, 2023

SES AI Corporation

Condensed Consolidated Statements of Cash Flows(1)

(Unaudited)

	Six Months Ended June 30,
(in thousands)	2023	2022
Cash Flows From Operating Activities
Net loss	$(29,174)	$(18,018)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	13,787	8,733
Accretion income from debt securities	(5,851)	—
Depreciation and amortization	2,317	986
Gain from change in fair value of Sponsor Earn-Out liability	(3,495)	(21,270)
Other	(346)	(584)
Changes in operating assets and liabilities:
Receivable from related party	(47)	2,522
Inventories	63	—
Prepaid expenses and other assets	(6,602)	(4,119)
Accounts payable	2,332	2,317
Accrued expenses and other liabilities	(3,849)	1,278
Net cash used in operating activities	(30,865)	(28,155)
Cash Flows From Investing Activities
Purchases of property and equipment	(7,787)	(10,041)
Purchase of marketable securities	(136,011)	—
Maturities of marketable securities	120,000	—
Net cash used in investing activities	(23,798)	(10,041)
Cash Flows From Financing Activities
Proceeds from Business Combination and PIPE Financing, net of issuance costs	—	282,940
Proceeds from stock option exercises	77	42
Net cash provided by financing activities	77	282,982
Effect of exchange rates on cash	(595)	(676)
Net (decrease) increase in cash, cash equivalents and restricted cash	(55,181)	244,110
Cash, cash equivalents and restricted cash at beginning of period	107,936	161,044
Cash, cash equivalents and restricted cash at end of period	$52,755	$405,154

Supplemental Non-Cash Information:
Accounts payable and accrued expenses related to purchases of property and equipment	$3,877	$964
Lease liabilities arising from obtaining right-of-use assets	$1,754	$—
Conversion of Redeemable Convertible Preferred Stock to shares of Class A Common Stock	$—	$(269,941)
Release of accrued transaction costs related to Business Combination and PIPE Financing	$—	$6,174
Liabilities acquired in the Business Combination	$—	$(387)

Letter to Our Shareholders | August 8, 2023

(1) The business combination between SES AI Corporation’s (“SES”) predecessor, SES Holdings Pte. Ltd. (“Old SES”), and Ivanhoe Capital Acquisition Corp. (“Ivanhoe”), which closed on February 3, 2022 (the “Closing”), is accounted for as a reverse recapitalization under U.S. GAAP. Under this method of accounting, Ivanhoe has been treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of SES represent a continuation of the financial statements of Old SES with the business combination being treated as the equivalent of Old SES issuing shares for the net assets of Ivanhoe, accompanied by a recapitalization. The net assets of Ivanhoe are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Closing are those of Old SES. As a result, the unaudited condensed consolidated financial statements reflect (i) the historical operating results of Old SES prior to the Closing; (ii) the combined results of SES and Old SES following the Closing; (iii) the assets and liabilities of Old SES at their historical cost; and (iv) share and per share amounts prior to the Closing have been retroactively converted using the exchange ratio for the business combination. See our Form 10-K for the year ended December 31, 2022 for additional information.

Letter to Our Shareholders | August 8, 2023